Exhibit 99.1

Ecoark Holdings Announces Closing of the Sale of its Oilfield Services Business, Banner Midstream

Oilfield services subsidiary completed a reverse merger into an existing industrial services public company, Enviro Technologies US

SAN ANTONIO, Sept. 07, 2022 (GLOBE NEWSWIRE) -- Ecoark Holdings, Inc. (“Ecoark” or the “Company”) (NASDAQ: ZEST) today announced the closing of its previously announced Share Exchange Agreement, effective August 23, 2022 to divest its wholly-owned subsidiary, Banner Midstream Corp (“Banner”), via a reverse merger into the company, Enviro Technologies U.S., Inc. (“Enviro”) (OTC: EVTN). Immediately following the closing, Ecoark now owns approximately 70% of the issued and outstanding shares of Enviro common stock.

In the coming weeks, Enviro plans to file a request with FINRA to effect a 4:1 forward stock split of Enviro’s outstanding common stock which will permit Ecoark to effect an approximately 1-to-1 stock dividend of Enviro common stock to Ecoark’s shareholders and equity holders as of a future to be determined record date.

As a post-closing regulatory requirement, Ecoark also plans to file a Form 14F-1 with the SEC in the coming days. As such time as Enviro complies with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder, the two Enviro directors prior to the share exchange shall resign.

“We are excited for both our shareholders within Ecoark and the legacy shareholders within Enviro that this transaction has been successfully closed,” stated Randy May, CEO of Ecoark. “We look forward to kicking off a period of accretive growth with a goal of building a diversified oilfield services company. We are also excited to pursue operational diversification beyond our current transportation focus by adding additional service lines within higher margin areas of the energy services sector.”

“I am looking forward to working with Randy May, Jay Puchir (Ecoark CFO / Banner CEO), Jim Galla (Banner CFO), and JD Reedy (Banner COO) after the closing of this transaction to further define my role within the new defined company,” stated John DiBella, former CEO and CFO of Enviro and current executive officer of Florida Precision Aerospace, Inc., a wholly owned subsidiary of Enviro. “I am extremely excited about the future prospects of our combined business and believe that this transaction was the best opportunity to create long-term value for Enviro’s shareholders. I am proud of and grateful for the dedication and hard work of our employees throughout the years.”

About Ecoark Holdings, Inc.

Founded in 2011, Ecoark is a diversified holding company. Ecoark owns four principal subsidiaries either directly or indirectly: Enviro Technologies US, Inc. (OTC: EVTN) (“Enviro”) indirectly, Fortium Holdings Corp (OTC: FRTM) (“Fortium”) indirectly, Zest Labs, Inc. (“Zest Labs”) directly, and approximately 89% of Agora Digital Holdings Inc. (“Agora”) directly. Enviro provides trucking and other services for oil and gas services companies through its Banner Midstream business and the V-Inline Separator through its legacy business. Fortium owns White River Holdings Corp., an oil and gas drilling, exploration, and production company. Zest Labs, offers the Zest Fresh™ solution, a breakthrough approach to quality management of fresh food, is specifically designed to help substantially reduce the $161 billion amount of food loss the U.S. experiences each year. Agora engaged in the mining of Bitcoin prior to the industry sell-off through its subsidiary, Bitstream Mining LLC.

ZEST FRESH™ and Zest Labs™ are trademarks of Zest Labs, Inc.

About Enviro Technologies US, Inc.:

Enviro Technologies, U.S, Inc., a Florida corporation, through its wholly owned subsidiary Florida Precision Aerospace, Inc., founded as a high precision manufacturer for various industries including aerospace and automotive, manufactures the V-Inline Separator. The V-Inline is a unique inline turbo-separator that provides a cost-effective method to efficiently separate large volumes of solids and liquids and without the need of a pressure drop. The V-Inline requires less space, energy and weight than conventional separators processing the same volume. EVTN incorporates the V-Inline to design wastewater systems to treat a wide range of contaminated fluid streams for various industries.

Please see www.evtn.com for additional information.

Cautionary Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the spin-off of Enviro, future accretive growth, and diversification. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other important factors, such as market and other conditions, many of which are outside management’s control. Additional factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Among the risks that may affect these forward-looking statements are unanticipated issues in Enviro integrating the operations of Banner, delays in registration of the planned stock dividend, economic conditions including a recession which may affect the accretive growth and contractual and other issues which may affect the planned diversification. Additional risks and uncertainties are identified and discussed in Ecoark’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2022 and Enviro’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2021. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Additional factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

Investor Relations:
Marc Silverberg, ICR
Brian McBride, Ecoark
1-800-762-7293
investorrelations@ecoarkusa.com